UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

SONIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-18859	73-1371046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Johnny Bench Drive Oklahoma City, Oklahoma		73104
(Address of Principal Executive Offices)		(Zip Code)

(405) 225-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on January 29, 2015. Matters voted upon by shareholders at that meeting were:

Proposal 1

Each of the nominees was elected a director to hold office for a three-year term expiring at the Annual Meeting of Shareholders in 2018 or until his or her successor is elected and qualified. The voting results were as follows:

Nominee	For	Withhold Authority	Broker Non-Vote
Kate S. Lavelle	43,631,832	34,973	4,619,274
J. Larry Nichols	43,338,875	327,930	4,619,274
Frank E. Richardson	43,393,684	273,121	4,619,274

Proposal 2

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
48,197,988	51,137	36,954	—

Proposal 3

The Board proposal seeking a non-binding advisory vote on the Company’s executive compensation was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
43,453,446	175,197	38,162	4,619,274

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC CORP.

Date: January 30, 2015	By:	/s/ Stephen C. Vaughan
Stephen C. Vaughan,
Executive Vice President and Chief Financial Officer